EXHIBIT 10.70

AMENDMENT NO. 4 AND WAIVER

This Amendment No. 4 and Waiver (this "Agreement") dated as of January 18, 2008 (the "Effective Date"), is by and among Tekoil and Gas Gulf Coast, LLC, a Delaware limited liability company (the "Company"), Tekoil & Gas Corporation, a Delaware corporation, as guarantor (the "Guarantor"), the lenders party to the Credit Agreement described below ("Lenders"), J. Aron & Company, as Lead Arranger and as Syndication Agent (in such capacities, "Syndication Agent"), and J. Aron & Company, as Administrative Agent for such Lenders (together with its permitted successors in such capacity, the "Administrative Agent") and as counterparty to the Company under the ISDA Agreement referred to below (in such capacity, "Lender Counterparty").

RECITALS

A. Reference is made to that certain Credit and Guaranty Agreement dated as of May 11, 2007 among the Company, the Guarantor, the Lenders, the Syndication Agent and the Administrative Agent (as amended or supplemented to the date hereof, the "Credit Agreement"). Reference is further made to that certain ISDA Master Agreement dated as of May 11, 2007 (as amended, supplemented, or restated to the date hereof, and together with all confirmations issued thereunder, the "ISDA Agreement").

B. Subject to the terms and conditions of this Agreement, the Company, the Guarantor, the Lenders, the Syndication Agent, the Administrative Agent and the Lender Counterparty, as applicable, wish to (i) make certain amendments to the Credit Agreement as provided herein and (ii) provide a waiver for the Waiver Defaults, as defined below.

NOW THEREFORE, in consideration of their mutual undertakings, the Company, the Guarantor, the Lenders, the Syndication Agent, the Administrative Agent and the Lender Counterparty hereby agree as follows:

Section 1. Definitions and Interpretations. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2. Waiver.

(a) The Company hereby acknowledges the existence of the following Events of Default (the "Waiver Defaults"): (i) the Company's failure to comply with the maximum debt to EBITDA ratio set forth in Section 6.11 of the Credit Agreement as of September 30, 2007, as demonstrated by the Compliance Certificate delivered by the Company for the period ending on such date, (ii) the Company's failure to comply with the PDP Collateral Coverage Ratio set forth in Section 6.12 of the Credit Agreement as of September 30, 2007, (iii) the Company's failure to deposit in the Collateral Account by November 23, 2007, $370,000 or applicable greater amount as required by Section 8.1(x) of the Credit Agreement, (iv) the Company's failure to deliver the reports required by Section 5.2(f)(iii) and 5.2(f)(v) for the month of October within 30 days after the end of such month, (v) the Company's failure to deliver by November 1, 2007, the proposed business plan required by Section 5.2(j) of the Credit Agreement to have been delivered by such date, (vi) the Company's failure to deliver by December 31, 2007, the insurance coverage report required by Section 5.2(k) of the Credit Agreement to have been delivered by such date, (vii) the Parent's failure to have received, on or before November 7, 2007, net cash proceeds from the issuance of debt or sale of its Capital Stock in an aggregate amount of not less than $5,000,000 on terms and conditions satisfactory to the Administrative Agent in all respects as required by Section 8.1(q) of the Credit Agreement, (viii) the Parent's failure to pay to Geophysical Pursuit, Inc. the aggregate amount of $983,500.00 when due pursuant to two unsecured demand promissory notes (the "GPI Notes") dated July 11, 2007 and December 6, 2007, in the respective amounts of $581,000.00 and $402,500.00, which failure constitutes an Event of Default pursuant to Section 8.1(h) of the Credit Agreement, and (ix) the existence of the foregoing Events of Default under the Credit Agreement constitutes an Event of Default under the ISDA Agreement.

(b) Subject to the terms and conditions of this Agreement, the Lenders and the Lender Counterparty, as applicable, hereby waive the Waiver Defaults. The waiver by the Lenders and the Lender Counterparty described in this Section 2 is contingent upon the satisfaction of the conditions precedent set forth below in this Agreement and is limited to the Waiver Defaults. Such waiver shall not be construed to be a consent to or a permanent waiver of any Section covered by either of the Waiver Defaults or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement, the ISDA Agreement, or in any of the other Transaction Documents. The Lenders and the Lender Counterparty reserve the right to exercise any rights and remedies available to them in connection with any other present or future defaults with respect to the Credit Agreement, the ISDA Agreement, or any other provision of any Transaction Document. The description herein of the Waiver Defaults is based upon the information available to the Lenders and the Lender Counterparty on the date hereof and shall not be deemed to exclude the existence of any other Events of Default. The failure of the Lenders or the Lender Counterparty to give notice to any Credit Party of any such other Events of Default is not intended to be nor shall be a waiver thereof. The Company and the Guarantor hereby agree and acknowledge that the Lenders and the Lender Counterparty require and will require strict performance by the Company and the Guarantor of all of their respective obligations, agreements and covenants contained in the Credit Agreement, the ISDA Agreement, and the other Transaction Documents, as amended hereby, and no inaction or action regarding any Event of Default is intended to be or shall be a waiver thereof.

(c) Without limitation of the foregoing, any failure (i) to comply with the maximum debt to EBITDA ratio set forth in Section 6.11 of the Credit Agreement (as amended hereby) or the PDP Collateral Coverage Ratio set forth in Section 6.12 of the Credit Agreement as of any subsequent measurement date, (ii) to deposit in the Collateral Account all amounts required by Section 8.1(x) of the Credit Agreement by the date set forth in Section 8.1(x) of the Credit Agreement (as amended hereby), (iii) to deliver the report required by Section 5.2(f)(v) of the Credit Agreement for the month of October by the date set forth in Section 8.1(y) of the Credit Agreement, (iv) to deliver the proposed business plan required by Section 5.2(j) of the Credit Agreement for fiscal year 2008 by the date set forth in Section 8.1(y) of the Credit Agreement, (v) of the Parent to have received, by the date set forth in Section 8.1(q) of the Credit Agreement (as amended hereby), net cash proceeds from the issuance of debt or sale of its Capital Stock in an aggregate amount of not less than $5,000,000 on terms and conditions satisfactory to the Administrative Agent in all respects, or (vi) pursuant to Section 8.1(bb) with respect to the GPI Notes, shall constitute an Event of Default under the Credit Agreement, and any such Event of Default under the Credit Agreement shall constitute an Event of Default under the ISDA Agreement.

Section 3. Amendments to the Credit Agreement.

(a) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Calculation Quarter" in its entirety and replacing it with the following:

"Calculation Month" means each calendar month period.

In addition, each reference in the Credit Agreement to "Calculation Quarter" is hereby replaced with a reference to "Calculation Month."

(b) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Interest Period" in its entirety and replacing it with the following:

"Interest Period" means (a) the one-month period ending on but not including January 26, 2008, and (b) each subsequent one-month period from and including one Monthly Payment Date to but not including the next Monthly Payment Date.

(c) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Permitted G&A Expense Amount" in its entirety and replacing it with the following:

"Permitted G&A Expense Amount" means the amount of $125,000 per calendar month. The parties agree and acknowledge that such amount comprises the "Service Fee" payable under the Management Services Agreement.

(d) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Quarterly Payment Date" in its entirety and replacing it with the following:

"Monthly Payment Date" means the 26th day of each calendar month, commencing with January 26, 2008.

In addition, each reference in the Credit Agreement to "Quarterly Payment Date" is hereby replaced with a reference to "Monthly Payment Date."

(e) Section 2.6(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(c) Interest on each Loan shall be due and payable in arrears, and Company shall pay such interest then accrued and owing, (i) on and to each Monthly Payment Date applicable to that Loan; (ii) on the date of any prepayment of all or any portion of such Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including the July 2007 Uncommitted Loan Maturity Date and the Maturity Date, as applicable.

(f) Section 2.11 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

2.11 Payment of Principal. On each Monthly Payment Date, Company will repay the principal of the Loans, without premium or penalty, in an amount equal to (i) on each of January 26, 2008, February 26, 2008, March 26, 2008, April 26, 2008, May 26, 2008, and June 26, 2008, the greater of (A) $1,000,000 and (B) 100% of ANCF (or such lesser percentage of ANCF, not to be less than 50%, as may be selected by Agent in its sole discretion) for the immediately preceding Calculation Month and (ii) on each Monthly Payment Date thereafter, the greater of (A) $2,000,000 and (B) 100% of ANCF (or such lesser percentage of ANCF, not to be less than 50%, as may be selected by Agent in its sole discretion) for the immediately preceding Calculation Month. Such amount shall be applied first to pay (or prepay) the principal of Loans other than the July 2007 Uncommitted Loan and second to pay (or prepay) the principal of the July 2007 Uncommitted Loan.

(g) Section 5.2 of the Credit Agreement is hereby amended by adding the following clause (p) in appropriate alphabetical order:

(p) On or about each of the first and fifteenth days of each month (or, if such day is not a Business Day, on the immediately succeeding Business Day), or as otherwise requested by the Administrative Agent, an update regarding the status of all approvals and authorizations from (i) the Texas Railroad Commission and (ii) the Texas General Land Office.

(h) Section 6.11 of the Credit Agreement is hereby amended by modifying the table included in such Section by deleting in its entirety the reference to "12/31/07" from the Fiscal Quarter column as well as by deleting in its entirety the corresponding reference to "2.50 to 1.00" from the Maximum Ratio column to the immediate right thereof.

(i) Section 6.11 of the Credit Agreement is hereby further amended by deleting the final paragraph thereof in its entirety and replacing it with the following:

Such ratio with respect to the Fiscal Quarters ending March 31, 2008, June 30, 2008, and September 30, 2008 shall be calculated using "Annualized EBITDA". For purposes of this Section 6.11, "Annualized EBITDA" means (a) with respect to the Fiscal Quarter ending March 31, 2008, EBITDA for such Fiscal Quarter multiplied by 4; (b) with respect to the Fiscal Quarter ending June 30, 2008, EBITDA for the period commencing on January 1, 2008 through June 30, 2008 multiplied by 2; and (c) with respect to the Fiscal Quarter ending September 30, 2008, for the period commencing on January 1, 2008 through September 30, 2008 multiplied by 4/3.

(j) Section 8.1(s) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(s) Company shall fail to, on or before March 8, 2008 (i) furnish title opinions, in form and substance reasonably satisfactory to Administrative Agent, covering Texas State Lease MF030085 (State Tract 5-8A), and any lease pooled or unitized therewith, specifically addressing, without limitation, the interests of Borrower in and to the following wells and non-producing reserves: State Tract 5-8A #02, State Tract 5-8A #01, State Tract 5-8 #01(BP01), State Tract 5-8A #01(BP02), or (ii) comply with all reasonable requirements made by Administrative Agent pursuant to such title opinions;

(k) Section 8.1(q) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(q) Parent shall not have received, on or before February 18, 2008, net cash proceeds from the issuance of debt or sale of its Capital Stock in an aggregate amount of not less than $5,000,000 (in addition to, and exclusive of, amounts received in connection with the Required Capital Date) on terms and conditions satisfactory to the Administrative Agent in all respects;

(l) Section 8.1(x) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(x) Company (i) shall fail to notify Administrative Agent within 1 Business Day after receiving any notice regarding the filing, or threatened filing, of any mechanic's and materialman's lien, or similar lien, by J-W Power or (ii) shall not have deposited in the Collateral Account, within 15 days after Company's receipt of any such notice, $370,000 or such greater amount as is sufficient in accordance with GAAP to adequately reserve for the Liabilities asserted by J-W Power to be owed by Company and/or Sellers, such amounts to be held under the control of Administrative Agent as cash collateral and applied to satisfy such Liabilities or other obligations approved in writing or required by the Required Lenders (including without limitation application to the reduction of outstanding principal, interest and other sums owed by the Company on the Loans, the other Obligations, or otherwise under the Transaction Documents).

(m) Section 8.1 of the Credit Agreement is amended by adding the following clause (y) in appropriate alphabetical order:

(y) (A) The report required by Section 5.2(f)(v) of the Credit Agreement for the month of October shall not have been delivered, in detail satisfactory to the Administrative Agent, on or before January 31, 2008, (B) the proposed business plan required by Section 5.2(j) of the Credit Agreement for fiscal year 2008, in form and detail satisfactory to the Administrative Agent, shall not have been delivered by March 31, 2008, or (C) the insurance coverage report required by Section 5.2(k) of the Credit Agreement shall not have been delivered, in form and substance satisfactory to the Administrative Agent, shall not have been delivered by January 31, 2008; or

(n) Section 8.1 of the Credit Agreement is amended by adding the following clause (z) in appropriate alphabetical order:

(z) (i) Any of the following shall not have occurred on or before February 18, 2008: (A) Company has hired an operations consultant acceptable to Administrative Agent or (B) Company has hired a financial consultant acceptable to Administrative Agent, or (ii) Company shall fail to hire a regulatory matters consultant acceptable to Administrative Agent within 15 days of a request by Administrative Agent that Company hire a regulatory matters consultant; or

(o) Section 8.1 of the Credit Agreement is amended by adding the following clause (aa) in appropriate alphabetical order:

(aa) Any of the following shall not have occurred on or before April 30, 2008 with respect to Company's unnamed, unnumbered workover rig barge (the "Barge"): (A) Company has documented the Barge with the United States Coast Guard, (B) Company has delivered a preferred vessel mortgage, or other first priority perfected security interest acceptable to Administrative Agent, with respect to the Barge, and (C) Company has delivered such legal opinions as are requested by Administrative Agent in connection therewith, all acceptable to Administrative Agent.

(p) Section 8.1 of the Credit Agreement is amended by adding the following clause (bb) in appropriate alphabetical order:

(bb) Any of the following shall occur with respect to either of the GPI Notes: (A) Parent fails to settle in full its obligations with respect to the GPI Notes, on terms acceptable to Administrative Agent, on or before February 29, 2008, (B) any acceleration of such obligations, or (C) the commencement of any remedies or filing of any suit by or on behalf of the payee with respect to such obligations.

Section 4. Amendment to the Management Services Agreement. In connection with, and in consideration of, the foregoing amendments to the Credit Agreement, Company and Guarantor hereby amend the Management Services Agreement by deleting the definition of "Service Fee" in its entirety and replacing it with the following:

"Service Fee" means (a) through and including December 31, 2007, $250,000 for each calendar month ("Subject Month") beginning June 1, 2007; provided that if a "Default" or "Event of Default" (as those terms are defined in the senior credit facility of the Company in effect from time to time) exists or existed in such Subject Month, then such amount shall be reduced to $125,000 for such Subject Month and (b) commencing January 1, 2008 and thereafter, $125,000 for each calendar month.

Section 5. No Obligation to Make Payments; Application. Notwithstanding anything herein to the contrary, Company hereby acknowledges, confirms and agrees that for so long as any Event of Default or Potential Event of Default (as such terms are defined in the ISDA Agreement) is outstanding with respect to Company, and at all time prior to the Capitalization Date (a) any obligation Lender Counterparty may have to make any payment under the ISDA Agreement shall be suspended and (b) any amounts payable by Lender Counterparty under the ISDA Agreement may be applied to the Obligations at the Administrative Agent's election, in such order as may be elected by the Administrative Agent in its sole discretion.

Section 6. Representations and Warranties.

(a) The Guarantor represents and warrants that (i) after giving effect to this Agreement, the representations and warranties set forth in the Credit Agreement, the representations and warranties set forth in the ISDA Agreement, and the representations and warranties contained in the other Transaction Documents to which the Guarantor is a party are true and correct in all material respects on and as of the Effective Date as if made on and as of such date; (ii) other than the Waiver Defaults, no Default or Event of Default, or Event of Default or Potential Event of Default (as such terms are defined in the ISDA Agreement) has occurred and is continuing; (iii) the execution, delivery and performance of this Agreement and the other documents, instruments, certificates and agreements required to be delivered by this Agreement ("Other Documents") and to which the Guarantor is a party are within the corporate power and authority of the Guarantor and have been duly authorized by appropriate corporate action and proceedings; (iv) this Agreement and the Other Documents to which the Guarantor is a party constitute legal, valid, and binding obligations of the Guarantor enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (v) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any of the Other Documents to which the Guarantor is a party; and (vi) the Liens under the Security Documents are valid and subsisting and secure the Company's and the Guarantor's obligations under the Credit Agreement, the ISDA Agreement, and the other Transaction Documents.

(b) The Company represents and warrants that: (i) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement, the representations and warranties set forth in the ISDA Agreement, and the representations and warranties contained in the other Transaction Documents to which the Company is a party are true and correct in all material respects on and as of the Effective Date as if made on and as of such date; (i) other than the Waiver Defaults, no Default or Event of Default or Event of Default or Potential Event of Default (as such terms are defined in the ISDA Agreement) has occurred and is continuing; (ii) the execution, delivery and performance of this Agreement and the Other Documents to which the Company is a party are within the limited liability company power and authority of the Company and have been duly authorized by appropriate limited liability company action and proceedings; (iv) this Agreement and the Other Documents to which the Company is a party constitute legal, valid, and binding obligations of the Company enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (v) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any of the Other Documents to which the Company is a party; and (vi) the Liens under the Security Documents are valid and subsisting and secure Company's obligations under the Credit Agreement, the ISDA Agreement, and the other Transaction Documents.

Section 7. Conditions to Effectiveness. This Agreement shall become effective and enforceable against the parties hereto, the Credit Agreement and Management Services Agreement shall be amended as provided herein, upon the occurrence of the following conditions precedent on or before the Effective Date:

(a) Agreement. The Administrative Agent shall have received multiple original counterparts of this Agreement duly and validly executed and delivered by duly authorized officers of the Company, the Guarantor, the Administrative Agent, the Lenders, and the Lender Counterparty;

(b) No Default; Representations. Other than the Waiver Defaults, no Default or Event of Default or Event of Default or Potential Event of Default (as such terms are defined in the ISDA Agreement) shall have occurred and be continuing as of the Effective Date. The representations and warranties in this Agreement, and in the Credit Agreement and the ISDA Agreement, shall be true and correct in all material respects;

(c) Closing Documents List. The Administrative Agent shall have received, and shall be satisfied in its sole discretion with, the other items listed on the Closing Documents List attached hereto as Exhibit A; and

(d) Fees. The Company shall have paid all fees and expenses of the Administrative Agent's outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Effective Date.

Section 8. Effect on Transaction Documents; Acknowledgments.

(a) The Company and the Guarantor each acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(b) Except as set forth in Section 2 above, the Lenders, Lender Counterparty, and Administrative Agent hereby expressly reserve all of their respective rights, remedies, and claims under the Credit Agreement, the ISDA Agreement, and the other Transaction Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default, or any Event of Default or Potential Event of Default (as such terms are defined in the ISDA Agreement), under the Credit Agreement, the ISDA Agreement, or any of the other Transaction Documents other than as expressly set forth in Section 2 above, (ii) any of the agreements, terms or conditions contained in the Credit Agreement, the ISDA Agreement, or any of the other Transaction Documents, (iii) any rights or remedies of the Lenders, Lender Counterparty, Administrative Agent, Royalty Owner, or Warrant Owner with respect to the Credit Agreement, the ISDA Agreement, and the other Transaction Documents, or (iv) the rights of each of the Lenders, the Lender Counterparty, and the Administrative Agent to collect the full amounts owing to it under the Credit Agreement, the ISDA Agreement, and the other Transaction Documents.

(c) The Company, the Guarantor, the Lenders and Administrative Agent, each hereby adopts, ratifies, and confirms the Credit Agreement, as amended hereby, and the Company, the Guarantor, and the Lender Counterparty each hereby adopts, ratifies, and confirms the ISDA Agreement, and each of the foregoing parties acknowledges and agrees that the Credit Agreement, as amended hereby, the ISDA Agreement and the other Transaction Documents are and remain in full force and effect, and the Company and the Guarantor each acknowledges and agrees that neither its liabilities under the Credit Agreement, the ISDA Agreement, and the other Transaction Documents nor the validity, perfection, or priority of any lien or security interest securing the Obligations are impaired in any respect by this Agreement.

(d) From and after the Effective Date, all references to the Credit Agreement, the ISDA Agreement, and the Transaction Documents (including without limitation the Management Services Agreement) shall mean such Credit Agreement, such ISDA Agreement, and such Transaction Documents (including without limitation the Management Services Agreement) as amended by this Agreement.

(e) This Agreement and each of the Other Documents is a Transaction Document for the purposes of the provisions of the other Transaction Documents (including without limitation the Management Services Agreement). Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 9. Reaffirmation of the Guaranty. The Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Guaranty are in full force and effect and that the Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations as such Guaranteed Obligations have been increased and amended by this Agreement. The Guarantor hereby acknowledges that its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by the Guarantor under the Credit Agreement in connection with the execution and delivery of amendments to the Credit Agreement, the Notes, the ISDA Agreement, or any of the other Transaction Documents.

Section 10. Release of Claims.

(a) TO INDUCE ADMINISTRATIVE AGENT, LENDERS, AND LENDER COUNTERPARTY TO AGREE TO THE TERMS OF THIS AGREEMENT, EACH CREDIT PARTY HEREBY (A) REPRESENTS AND WARRANTS THAT, AS OF THE DATE OF THIS AGREEMENT, THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE TRANSACTION DOCUMENTS OR UNDER THE ISDA AGREEMENT, AND WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES, OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF THIS AGREEMENT, (B) RELEASES AND FOREVER DISCHARGES THE RELEASED PERSONS (AS HEREINAFTER DEFINED) FROM ANY AND ALL RELEASED CLAIMS (AS HEREINAFTER DEFINED), AND (C) COVENANTS NOT TO ASSERT (AND NOT TO ASSIST OR ENABLE ANY OTHER PERSON TO ASSERT) ANY RELEASED CLAIM AGAINST ANY RELEASED PERSON. THE CREDIT PARTIES ACKNOWLEDGE AND AGREE THAT SUCH RELEASE IS A GENERAL RELEASE OF ANY AND ALL RELEASED CLAIMS THAT CONSTITUTES A FULL AND COMPLETE SATISFACTION FOR ALL OR ANY ALLEGED INJURIES OR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE RELEASED CLAIMS, ALL OF WHICH ARE HEREIN COMPROMISED AND SETTLED.

(b) As used above, "Released Claims" shall mean any and all actions, causes of action, judgments, executions, suits, debts, claims, demands, controversies, liabilities, obligations, damages and expenses of any and every character (whether known or unknown, liquidated or unliquidated, absolute or contingent, acknowledged or disputed, direct or indirect), at law or in equity, of whatsoever kind or nature (including claims of usury), whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Persons prior to and including the date hereof that in any way directly or indirectly arise out of or in any way are connected to (i) any of the Transaction Documents or the ISDA Agreement or any default or event of default thereunder, (ii) any negotiation, discussion, enforcement action, agreement or failure to agree related to any Transaction Document, the ISDA Agreement or any default or event of default thereunder, or (iii) any action, event, occurrence, or omission otherwise related to the rights, duties, obligations and relationships among the various Credit Parties, Administrative Agent, Lenders, and Lender Counterparty; provided, however, that “Released Claims” shall not include any outstanding obligations owed as of the date of this Agreement to Company by Lender Counterparty, or any affiliate thereof, under the express terms of the ISDA Agreement, and "Released Persons" shall mean Administrative Agent, Lenders, Royalty Owner, Warrant Owner, and Lender Counterparty, together with their respective employees, agents, attorneys, officers, partners, shareholders, accountants, consultants, directors, and Affiliates, and their respective successors and assigns.

Section 11. Miscellaneous.

(a) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

(b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement or ISDA Agreement, as applicable.

(c) Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

(d) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, THE ISDA AGREEMENT, AND THE OTHER TRANSACTION DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COMPANY

TEKOIL AND GAS GULF COAST, LLC

By: Tekoil & Gas Corporation, its Managing Member

By:	/s/ Mark Western
Mark Western
CEO and Chairman of the Board of Directors

GUARANTOR

TEKOIL & GAS CORPORATION

By:	/s/ Mark Western
Mark Western
CEO and Chairman of the Board of Directors

Signature Page to Amendment No. 4 and Waiver

J. ARON & COMPANY, as Lead Arranger, Syndication Agent, Administrative Agent, Lender Counterparty and a Lender

By:	Donna Mansfield
Authorized Signatory

Signature Page to Amendment No. 4 and Waiver